Exhibit 10.3

PROMISSORY NOTE

Principal: $338,376	February 23, 2011

MAKER:
Covington Acquisitions, LLC
2808 Cole Avenue
Dallas, Texas 75204

HOLDER:
Amici Pizza Co., Inc.
520 East Avenue
Madison, Georgia 30650

PAYMENT.  FOR VALUE RECEIVED, Covington Acquisitions, LLC (“Maker”) promises to pay to the order of Amici Pizza Co., Inc. (“Holder”), in lawful money of the United States of America, at its office indicated above, or wherever else Holder may specify, the sum of Three Hundred Thirty-Eight Thousand Three Hundred Seventy-Six Dollars ($338,376), together with interest thereon at the rate of six percent (6.0%) per annum from and after the date hereof, payable in lawful money of the United States of America in installments (of principal and accrued interest) in the amount of $6,541.76, as outlined on the schedule attached hereto, commencing on April 1, 2011, and continuing on the first day of each succeeding calendar month for a period of sixty (60) months, ending March 1, 2016.

BANK OF MADISON DEBT.  Maker and Holder acknowledge that, as of the date hereof, Holder is indebted to Bank of Madison in the amount of approximately $118,000 (“Bank of Madison Debt”).  Holder hereby authorizes and directs Maker to pay any and all amounts due under this Note to Bank of Madison until the Bank of Madison Debt is paid in full.

MAKER’S RIGHT TO SET-OFF PAYMENTS.  Maker and Holder acknowledge that they are parties to a certain Asset Purchase Agreement granting Maker the right to set-off payments due under this Note (Sections 8.5. and 11.6.).  In the event Maker exercises its set-off rights under Section 8.4. of the Asset Purchase Agreement (the terms of which are incorporated by reference), the Principal Balance due as of the delivery date of this Note shall be reduced by the set-off amount, and all past and future payments of principal and interest shall be adjusted accordingly. In the event Maker exercises its set-off rights under Section 11.6. of the Asset Purchase Agreement (the terms of which are incorporated by reference), the Principal Balance due as of the date such set-off rights are exercised shall be reduced by the set-off amount, and all future payments of principal and interest shall be adjusted accordingly.

SECURITY. To secure payment of this Note, Maker has granted Holder a security interest in certain collateral as identified in the Security Agreement of even date (“Security Agreement”).

PREPAYMENT ALLOWED.  This Note may be prepaid in whole or in part at any time. No partial prepayment shall affect the obligation of Maker to make any payments of principal due under this Note on the dates specified in the Payment Terms paragraph of this Note until this Note has been paid in full.  Prepayments shall apply first to accrued interest and then to principal.

APPLICATION OF PAYMENTS.  Monies received by Holder from any source for application toward payment of the obligations under this Note (“Obligations”) shall be applied to interest first, and then to principal. If a Default occurs, monies may be applied in the following order at Holder’s discretion to the Obligations: (1) expenses and costs of collection, including attorneys’ fees; (2) interest, and (3) principal.

DEFAULT.  If any of the following occurs, a default ("Default") under this Note shall exist: (1) Maker fails to timely pay any amount due under this Note; or (2) an event of default occurs under the Security Agreement and is not timely cured in accordance with any applicable cure period.

REMEDIES UPON DEFAULT.  If a Default occurs under this Note, Holder may at any time thereafter, take the following actions: Holder Lien. Foreclose its security interest upon thirty days notice with a cure period of thirty days. Acceleration Upon Default. Accelerate the maturity of this Note and, at Holder’s option, any or all other Obligations, whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Maker or any guarantor or endorser of this Note, all Obligations shall automatically and immediately be due and payable. Cumulative.  Exercise any rights and remedies as provided under the Note and Security Agreement, or as provided by law or equity.

ATTORNEYS’ FEES. If any Holder of this Note retains an attorney in connection with any Default or at maturity to collect or enforce this Note in any lawsuit or in any probate, reorganization, bankruptcy, arbitration, or other proceeding, or if Maker sues any Holder hereof in connection with this Note, then Maker agrees to pay to each such Holder, in addition to principal and any other sums owing to such Holder hereunder, all reasonable costs and expenses incurred by such Holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys’ fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, whether before or after the payment date, or whether in connection with bankruptcy, insolvency, or appeal, or whether collection is made against Maker or guarantor or any other person primarily or secondarily liable hereunder.

WAIVERS AND AMENDMENTS.  No waivers, amendments, or modifications of this Note or the Security Agreement shall be valid unless in writing and signed by an officer of Holder. No waiver by Holder of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Holder in exercising any right, power, or remedy under this Note and Security Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

Except to the extent otherwise provided by the Security Agreement or prohibited by law, each Maker and each other person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind.

MISCELLANEOUS PROVISIONS. Assignment. This Note and the Security Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, and successors. Holder's interests in and rights under this Note and the Security Agreement are non-negotiable and non-assignable. Organization; Powers.  Maker represents that Maker is (i) a limited liability company, duly organized, validly existing, and in good standing under the laws of its state of organization and is authorized to do business in each jurisdiction wherein its ownership of property or conduct of business legally requires such organization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver, and perform, and by all necessary action has authorized the execution, delivery, and performance of, all of its obligations under this Note and the Security Agreement. Applicable Law; Conflict Between Documents. This Note shall be governed by and construed under the laws of the state of Georgia without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives Closing, the terms of this Note shall control. Severability. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective, but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Maker shall be sufficiently given, if in writing and mailed or delivered to the Maker's address shown above or such other address as provided hereunder, and to Holder, if in writing and mailed or delivered to Holder at the address set forth above or such other address as Holder may specify in writing from time to time. In the event that Maker changes Maker's address at any time prior to the date the Obligations are paid in full, Maker agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.  Plural; Captions.  All references to Maker, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity.

FINAL AGREEMENT. This Note and the Security Agreement represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, Maker, on the day and year first above written, has caused this Note to be executed.

MAKER
COVINGTON ACQUISITIONS, LLC
a Georgia limited liability company

By: /s/ Ed Sigmond
Ed Sigmond, Manager

GUARANTY

Each of the undersigned, an affiliate of the Maker that will secure a personal benefit from the loan evidenced by the foregoing Note, jointly and severally guarantee Maker’s timely performance under the Note.

Intending to be legally bound, the undersigned have executed this Guaranty to be effective as of February 23, 2011

GUARANTORS

AMICI ENTERPRISES, LLC
a Texas limited liability company

By: /s/ Ed Sigmond
Ed Sigmond, President

AMICI FRANCHISING, LLC
a Texas limited liability company

By: /s/ Ed Sigmond
Ed Sigmond, President

MADISON GA ACQUISITIONS, LLC
a Georgia limited liability company

By: /s/ Ed Sigmond
Ed Sigmond, President

Amici Pizza Company

Compound Period:			Monthly
Nominal Annual Rate:			6.000%

CASH FLOW DATA

	Event	Date	Amount	Number	Period
1	Loan	2/23/2011	338,376.00	1
2	Payment	4/1/2011	6,541.76	60	Monthly

AMORTIZATION SCHEDULE - Normal Amortization

	Date	Payment	Interest	Principal	Balance
Loan	2/23/2011				338,376.00
1	4/1/2011	6,541.76	1,691.88	4,849.88	333,526.12
2	5/1/2011	6,541.76	1,667.63	4,874.13	328,651.99
3	6/1/2011	6,541.76	1,643.26	4,898.50	323,753.49
4	7/1/2011	6,541.76	1,618.77	4,922.99	318,830.50
5	8/1/2011	6,541.76	1,594.15	4,947.61	313,882.89
6	9/1/2011	6,541.76	1,569.41	4,972.35	308,910.54
7	10/1/2011	6,541.76	1,544.55	4,997.21	303,913.33
8	11/1/2011	6,541.76	1,519.57	5,022.19	298,891.14
9	12/1/2011	6,541.76	1,494.46	5,047.30	293,843.84
10	1/1/2012	6,541.76	1,469.22	5,072.54	288,771.30
11	2/1/2012	6,541.76	1,443.86	5,097.90	283,673.40
12	3/1/2012	6,541.76	1,418.37	5,123.39	278,550.01
13	4/1/2012	6,541.76	1,392.75	5,149.01	273,401.00
14	5/1/2012	6,541.76	1,367.01	5,174.75	268,226.25
15	6/1/2012	6,541.76	1,341.13	5,200.63	263,025.62
16	7/1/2012	6,541.76	1,315.13	5,226.63	257,798.99
17	8/1/2012	6,541.76	1,288.99	5,252.77	252,546.22
18	9/1/2012	6,541.76	1,262.73	5,279.03	247,267.19
19	10/1/2012	6,541.76	1,236.34	5,305.42	241,961.77
20	11/1/2012	6,541.76	1,209.81	5,331.95	236,629.82
21	12/1/2012	6,541.76	1,183.15	5,358.61	231,271.21
22	1/1/2013	6,541.76	1,156.36	5,385.40	225,885.81
23	2/1/2013	6,541.76	1,129.43	5,412.33	220,473.48

24	3/1/2013	6,541.76	1,102.37	5,439.39	215,034.09
25	4/1/2013	6,541.76	1,075.17	5,466.59	209,567.50
26	5/1/2013	6,541.76	1,047.84	5,493.92	204,073.58
27	6/1/2013	6,541.76	1,020.37	5,521.39	198,552.19
28	7/1/2013	6,541.76	992.76	5,549.00	193,003.19
29	8/1/2013	6,541.76	965.02	5,576.74	187,426.45
30	9/1/2013	6,541.76	937.13	5,604.63	181,821.82
31	10/1/2013	6,541.76	909.11	5,632.65	176,189.17
32	11/1/2013	6,541.76	880.95	5,660.81	170,528.36
33	12/1/2013	6,541.76	852.64	5,689.12	164,839.24
34	1/1/2014	6,541.76	824.20	5,717.56	159,121.68
35	2/1/2014	6,541.76	795.61	5,746.15	153,375.53
36	3/1/2014	6,541.76	766.88	5,774.88	147,600.65
37	4/1/2014	6,541.76	738.00	5,803.76	141,796.89
38	5/1/2014	6,541.76	708.98	5,832.78	135,964.11
39	6/1/2014	6,541.76	679.82	5,861.94	130,102.17
40	7/1/2014	6,541.76	650.51	5,891.25	124,210.92
41	8/1/2014	6,541.76	621.05	5,920.71	118,290.21
42	9/1/2014	6,541.76	591.45	5,950.31	112,339.90
43	10/1/2014	6,541.76	561.70	5,980.06	106,359.84
44	11/1/2014	6,541.76	531.80	6,009.96	100,349.88
45	12/1/2014	6,541.76	501.75	6,040.01	94,309.87
46	1/1/2015	6,541.76	471.55	6,070.21	88,239.66
47	2/1/2015	6,541.76	441.20	6,100.56	82,139.10
48	3/1/2015	6,541.76	410.70	6,131.06	76,008.04
49	4/1/2015	6,541.76	380.04	6,161.72	69,846.32
50	5/1/2015	6,541.76	349.23	6,192.53	63,653.79
51	6/1/2015	6,541.76	318.27	6,223.49	57,430.30
52	7/1/2015	6,541.76	287.15	6,254.61	51,175.69
53	8/1/2015	6,541.76	255.88	6,285.88	44,889.81
54	9/1/2015	6,541.76	224.45	6,317.31	38,572.50
55	10/1/2015	6,541.76	192.86	6,348.90	32,223.60
56	11/1/2015	6,541.76	161.12	6,380.64	25,842.96
57	12/1/2015	6,541.76	129.21	6,412.55	19,430.41
58	1/1/2016	6,541.76	97.15	6,444.61	12,985.80
59	2/1/2016	6,541.76	64.93	6,476.83	6,508.97
60	3/1/2016	6,541.76	32.79	6,508.97	0.00

Grand Totals		392,505.60	54,129.60	338,376.00

Last interest amount increased by 0.25 due to rounding.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is entered into as of the 23rd day of February, 2011 (“Effective Date”), by and between Covington Acquisitions, LLC, a Georgia limited liability company, with an address at 2808 Cole Avenue, Dallas, Texas 75204 (“Debtor”), and Amici Pizza Co., Inc., a Georgia corporation, with an address at 520 East Avenue, Madison, Georgia 30650 (“Secured Party”).

BACKGROUND

A.           Contemporaneously with the execution of this Agreement, Debtor is acquiring from Secured Party certain assets used in connection with an AMICI’S ITALIAN CAFÉ restaurant located at 1116 College, Covington, Georgia 30014 (the “Restaurant”).

B.           As partial consideration for the purchase, Debtor is delivering to Secured Party a promissory note in the principal amount of $338,376 (the “Note”).

C.           To secure payment of the Note, Debtor desires to grant to Secured Party, and Secured Party desires to acquire from Debtor, a security interest in certain collateral in accordance with the terms and conditions of this Agreement.

D.           The foregoing transaction is part of an integrated transaction involving the acquisition of assets used in connection with an AMICI’S ITALIAN CAFÉ restaurant located at 113 South Main Street, Madison, Georgia 30650 (the “Madison Restaurant”) and assets relating to the franchising of AMICI’S ITALIAN CAFÉ restaurants.  In connection with such acquisitions, affiliates of Debtor are entering into financing documents referred to herein as the “Madison Financing Documents” and the “Franchising Financing Documents.”

NOW THEREFORE, in consideration of the conveyance of the assets, delivery of the Note, and other good and value consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.
Grant of Security Interest.  Subject to the terms and provisions contained herein, on the Effective Date, Debtor hereby grants to Secured Party a purchase money security interest in all of Debtor's right, title, and interest in the collateral described herein (the “Collateral”), to secure payment of the Note. For purposes of this Agreement, the term “Collateral” means and includes all accounts, chattel paper (whether electronic or intangible), instruments, leasehold improvements, promissory notes, documents, general intangibles, payment intangibles, software, letter of credit rights, fixtures, furniture, equipment; supplies, and inventory used in connection with the Madison Restaurant, the Covington Restaurant, and the franchising of AMICI’S ITALIAN CAFÉ restaurants, and all goods covered thereby, including all accessions, additions, and improvements thereto and products thereof, wherever located, and all proceeds of any of the foregoing, whether arising from the sale, lease, or other use or disposition thereof, including without limitation, all rights to payment with respect to any insurance, including returned premiums, or any claim or cause of action relating to any of the foregoing.

Furthermore, “general intangibles,” as referenced in the above paragraph, means all general intangibles, as defined in the Uniform Commercial Code, of any kind (including choses in action, commercial tort claims, software, payment intangibles, tax refunds, insurance proceeds, and contract rights), and all instruments, security agreements, leases, contracts, and other rights to receive payments of money or the ownership or possession of property, including all general intangibles under which an account debtor’s principal obligation is a monetary obligation.

2.
Representations and Warranties of Debtor.  Debtor represents and warrants to Secured Party that the Collateral is not subject to any assignment, default, claim, setoff, lien, demand, or encumbrance of any nature, except for certain liens held by Madison Bank relating to prior financing secured by Secured Party.

3.	Covenants and Agreements of Debtor.

a.	Debtor covenants and agrees to promptly pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

b.	Debtor covenants and agrees not to transfer or attempt to transfer any interest in the Collateral.

c.	Debtor covenants and agrees to keep the Collateral within the State of Georgia and free and clear of any liens or encumbrances (other than that created by or disclosed in this document).

d.	Debtor covenants and agrees to operate and use the Collateral in compliance with all applicable laws, rules, and regulations promulgated by any governmental entity.

e.
Debtor covenants and agrees to use the Assets only in the ordinary course of. Debtor shall maintain the Collateral in good working order and shall not dispose of any Assets except in the ordinary course of Debtor’s business.

f.	Secured Party or its representative shall have the right to inspect the Restaurant premises at any time during business hours to ensure Debtor’s compliance with the foregoing.

4.
Events of Default.  The following shall constitute “Events of Default” hereunder, and each such Event of Default shall also constitute an Event of Default under the Note, entitling Secured Party to exercise all or any of the remedies available to Secured Party under the terms of the Note and this Agreement.

a.	Any breach or default by Debtor under the Note, including the failure by Debtor to pay any sum when due and payable under the Note.

b.	The failure of Debtor to perform or observe, or other breach of, any other covenant, obligation, agreement, condition, prohibition, representation, warranty, or any other term or provision hereunder.

c.	An Event of Default under the Madison Financing Documents, or the Franchising Financing Documents.

5.
Cure by Secured Party.  Debtor agrees that Secured Party shall have the right, but not the obligation, to make any payment and take any action reasonably necessary to maintain, protect and preserve the Collateral, including, but not limited to, curing any late payment of taxes relating to the Collateral. The amount due under the Note shall be increased by any amounts so paid by Secured Party. Payment or action by Secured Party under this Section 5 shall not be deemed to cure any default by Debtor under the Note or this Agreement.

6.
Secured Party's Right Upon an Event of Default.  Upon the occurrence of an Event of Default hereunder, Secured Party may declare all indebtedness secured hereby immediately due and payable and shall have all of the remedies of a secured party under the Uniform Commercial Code as enacted by the State of Georgia. Without limiting the foregoing, Secured Party shall be entitled to recover all of its costs and expenses incurred in enforcing its rights hereunder and under the Note, including reasonable attorneys' fees and costs.

7.
Rights Cumulative.  The rights and remedies of Secured Party hereunder are cumulative and are not in lieu of, but are in addition to, any other rights or remedies which Secured Party may have under the Note, at law, or in equity.

8.
Assignment of Secured Parties' Rights.  The rights of Secured Party under this Agreement may be assigned by it in connection with any assignment or negotiation of the Note, and any such holder or assignee shall be entitled to rely upon the representations, warranties and covenants herein made.

9.
Further Assurances.  Debtor hereby agrees to execute such other documents and perform such other acts as may be deemed necessary or appropriate by Secured Party to perfect, protect or enforce the rights hereunder.

10.	Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.
Amendment.  This Agreement may not be amended, modified, or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification, or discharge is sought.

12.
Notices.  All notices permitted under this Agreement shall be in writing signed by the party giving same and shall be deemed effective upon personal delivery or three (3) days after mailing by certified or registered mail, postage prepaid, as follows:

If to Debtor:

Covington Acquisitions, LLC
2808 Cole Avenue
Dallas, Texas 75204
Attention: Ed Sigmond, President

If to Secured Party:

Amici Pizza Co., Inc.
520 East Ave.
Madison, Georgia 30650

13.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

14.
Waiver of Jury Trial.  DEBTOR AND SECURED PARTY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THE NOTE OR THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE OR THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR DEBTOR AND SECURED PARTY ENTERING INTO THE SUBJECT TRANSACTION.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DEBTOR
COVINGTON ACQUISITIONS, LLC
A Georgia limited liability company

By: /s/ Ed Sigmond
Ed Sigmond, Manager

SECURED PARTY
AMICI RESTAURANTS, INC.
A Georgia corporation

By: /s/ Michael Torino
Michael Torino, President